Exhibit 23

Consent of Ernst & Young LLP
Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 Nos. 333-195708, 333-187677, 333-107344, 333-123448, 333-157014 and 333-38974) pertaining to the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan, as amended and restated,

(2)	Registration Statement (Form S-8 No. 333-67048) pertaining to the Jacobs Engineering Group Inc. Global Employee Stock Purchase Plan,

(3)	Registration Statement (Form S-8 No. 333-38984) pertaining to the Jacobs Engineering Group Inc. 1999 Outside Director Stock Plan,

(4)	Registration Statement (Form S-8 No. 333-45475) pertaining to the Jacobs Engineering Group Inc. 1981 Executive Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-157015) pertaining to the Jacobs Engineering Group Inc. 1989 Employee Stock Purchase Plan,

(6)	Registration Statement (Form S-4 No. 333-147936) and related Prospectus of Jacobs Engineering Group Inc.

of our reports dated November 21, 2014, with respect to the consolidated financial statements of Jacobs Engineering Group Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Jacobs Engineering Group Inc. and subsidiaries included in this Annual Report (Form 10-K) of Jacobs Engineering Group Inc. and subsidiaries for the year ended September 26, 2014.

/S/ Ernst & Young LLP
Los Angeles, California
November 21, 2014